January 14, 1994


                  PITTSTON ANNOUNCES COMPLETION

                   OF ACQUISITION OF ADDINGTON

                         COAL OPERATIONS


Stamford, CT -- January 14, 1994 - The Pittston Company announced today the completion of the acquisition by a subsidiary of the Pittston Minerals Group (NYSE - PZM) of substantially all of the coal mining assets and coal sales contracts of Addington Resources, Inc. (NASDAQ National Market - ADDR) through the acquisition of five of its corporate subsidiaries. As previously announced, this acquisition will significantly increase Pittston Minerals' sales and production of steam coal.

Pittston also announced that a portion of the acquisition cost is expected to be financed by a new issue of convertible preferred stock which is scheduled to close in the near future.
                            * * * * *
Pittston Minerals Group Common Stock (NYSE - PZM) and Pittston Services Group Common Stock (NYSE - PZS) represent the two classes of common stock of The Pittston Company, a diversified firm with interests in coal and gold mining, security services through Brink's, Incorporated and Brink's Home Securitiy, Inc. and airfreight and logistics management services through Burlington Air Express Inc.